Exhibit 3.393

     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “VILLE PLATTE MEDICAL CENTER, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE ELEVENTH DAY OF SEPTEMBER, A.D. 2001, AT 9 O’CLOCK A.M.
     CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF JANUARY, A.D. 2002, AT 10 O’CLOCK A.M.
     CERTIFICATE OF MERGER, FILED THE TWENTY–SIXTH DAY OF MARCH, A.D. 2010, AT 4:23 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE FIRST DAY OF APRIL, A.D. 2010, AT 12 O’CLOCK A.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “VILLE PLATTE MEDICAL CENTER, LLC”.

3435046 8100H 110293070 You may verify this certificate online at corp.delaware.gov/authver.shtml	/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8620324 DATE: 03–14–11

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 09/11/2001
010450762 – 3435046
Certificate of Formation
of
Ville Platte Medical Center, LLC
     The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware, particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the Delaware Limited Liability Company Act (the “Act”), hereby certifies that:
     FIRST: The name of the limited liability company is Ville Platte Medical Center, LLC (the “Company”).
     SECOND: The address of the registered office and the name and address of the registered agent of the Company required to be maintained by Section 18-104 of the Act is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of September 11, 2001.

By:	/s/ William F. Carpenter III
William F. Carpenter III
Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 01/22/2002
020040861 – 3435046
CERTIFICATE OF AMENDMENT
OF
Ville Platte Medical Center, LLC
     1. The name of the limited liability company is Ville Platte Medical Center, LLC
     2. The Certificate of Formation of the limited liability company is hereby amended as follows;
     The name and address of the registered agent is The Corporation Trust Company Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Ville Platte Medical Center, LLC this 15th day of January, 2002.

Ville Platte Medical Center, LLC

/s/ William F. Carpenter III

William F. Carpenter III

Manager

Title

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:23 PM 03/26/2010
FILED 04:23 PM 03/26/2010
SRV 100323776 – 3435046 FILE
CERTIFICATE OF MERGER
OF
PHC-EUNICE, INC.
AND
VILLE PLATTE MEDICAL CENTER, LLC
     This Certificate of Merger (“Certificate”) of PHC-Eunice, Inc., a Louisiana corporation (“Constituent Entity”), and Ville Platte Medical Center, LLC, a Delaware limited liability company authorized to do business in the State of Louisiana (“Surviving Entity”), is made pursuant to Louisiana Revised Statute Section 12:112.F.l. and Delaware Limited Liability Company Act Section 18-209(c) and memorializes the terms of the Agreement of Merger (the “Merger Agreement”) between the Constituent Entity and the Surviving Entity.
     1. The name and jurisdiction of formation of the Constituent Entity is PHC-Eunice, Inc., a corporation organized and existing under the laws of the State of Louisiana. The name and jurisdiction of the Surviving Entity is Ville Platte Medical Center, LLC, a limited liability company organized and existing under the laws of the State of Delaware.
     2. The Merger Agreement has been approved by the sole shareholder and the Board of Directors of the Constituent Entity and the sole member of the Surviving Entity, and executed by the President of the Constituent Entity and by the Secretary of the Surviving Entity.
     3. The name of the Surviving Entity shall be Ville Platte Medical Center, LLC.
     4. The Constituent Entity and the Surviving Entity acknowledge and agree that the Certificate of Formation of the Surviving Entity is not altered or otherwise affected by virtue of the merger and will continue to be the Certificate of Formation of the Surviving Entity.
     5. The effective date and time of the merger shall be 12:00:01 am on April 1, 2010.
     6. The Merger Agreement is on file at the principal office of the Surviving Entity located at 103 Powell Court, Suite 200, Brentwood, Tennessee 37027.
     7. A copy of the Merger Agreement shall be furnished by the Surviving Entity, on request and without cost, to any shareholder or member of either the Constituent Entity or the Surviving Entity, respectively,
     IN WITNESS WHEREOF, the Secretary of the Surviving Entity and the President of the Constituent Entity hereby sign this Agreement on the 14th day of March, 2010.

CONSTITUENT ENTITY:		SURVIVING ENTITY:

PHC-EUNICE, INC.		VILLE PLATTE MEDICAL CENTER, LLC

By: Name:	/s/ Michael B. Clark Michael B. Clark	By: Name:	/s/ Mary Kim E. Shipp Mary Kim E. Shipp
Title:	President	Title:	Secretary